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                                                                   Exhibit 5



                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]





                                                          February 13, 1997


FPA Medical Management, Inc.
3636 Nobel Drive, Suite 200
San Diego, California 92122

        RE:  FPA Medical Management, Inc. -
             Registration Statement on Form S-4

Gentlemen:

        We have acted as counsel to FPA Medical Management, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement filed on Form S-4 (the "Registration Statement") on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to which the Company is registering under the Securities Act of 1933, as amended, 9,028,705 shares of its common stock, $.002 par value per share (the "Common Stock"), to be issued by the Company pursuant to the Agreement and Plan of Merger, dated as of November 8, 1996, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of February 5, 1997, among the Company, FPA Acquisition Corp., and AHI Healthcare Systems, Inc. (the "Merger Agreement").

        We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Common Stock. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigation as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.



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FPA Medical Management, Inc.
February 13, 1997
Page 2




        The opinion expressed below is based on the assumption that the Registration Statement will become effective.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company have been duly authorized and, when issued pursuant to the Merger Agreement as described in the Company's Registration Statement, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part thereof.

                                        Very truly yours,